UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2004

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

The Williams Companies, Inc. ("Williams") today announced the final results of its offer to exchange up to 43.9 million of its FELINE PACS in the form of Income PACS for one (1.0000) share of Williams common stock plus $1.47 in cash for each validly tendered and accepted Income PACS. The exchange offer expired at 5 p.m. Eastern on Monday, October 18, 2004.

Williams has been advised by the exchange agent that approximately 33.1 million Income PACS, or about 75 percent of the 44.0 million issued and outstanding Income PACS, had been tendered as of the expiration of the exchange offer, all of which were accepted for exchange by Williams.

The level of acceptance on the exchange offer is expected to reduce Williams’ overall debt by approximately $827 million.

In accordance with the terms of the exchange offer, Williams plans to exchange an aggregate of 33.1 million shares of its common stock and $48.6 million of cash for the accepted Income PACS. The consideration for the accepted Income PACS will be delivered promptly to tendering holders by the exchange agent.

In association with the exchange, Williams expects to record a pretax charge to earnings of approximately $25 million in the fourth quarter.

A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(a) None
(b) None
(c) Exhibits:

Exhibit 99.1 Copy of press release dated October 19, 2004, publicly reporting the matters discussed herein, filed pursuant to Item 8.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

October 19, 2004	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued October 19, 2004